Exhibit (b)(2)

EXECUTION VERSION

DEUTSCHE BANK AG NEW YORK BRANCH

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

February 20, 2014

BARCLAYS

745 Seventh Avenue

New York, New York 10019

CITIGROUP GLOBAL MARKETS INC.

390 Greenwich Street

New York, New York 10013

WELLS FARGO BANK, NATIONAL ASSOCIATION

WELLS FARGO SECURITIES, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Mallinckrodt plc

675 McDonnell Blvd.

Hazelwood, MO 63042

Attention: John Einwalter, Vice President, Treasurer

Project Coolidge

Joinder to Commitment Letter

Ladies and Gentlemen:

In this joinder agreement (this “Joinder Agreement”), reference is hereby made to the Commitment Letter, dated as of February 10, 2014 (the “Commitment Letter”), by and among Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI”, and together with DBNY, “DB”) and Mallinckrodt plc, a public limited company incorporated in Ireland (the “Company” or “you”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter.

1. Additional Agents. As contemplated by Section 2 of the Commitment Letter, the parties hereto agree (a) to allocate 60.0% of the total commitments with respect to each of the Senior Secured Credit Facilities to Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc. (“CGMI”), on behalf of Citi (as defined below) and Wells Fargo Bank, National Association (“WF Bank”), (b) that the corresponding commitments with respect to each of the Senior Secured Credit Facilities of DBNY are hereby reduced on a ratable basis as set forth on Annex A to this Joinder Agreement (under the column entitled “Revised Committed Percentage”), and the parties hereto agree that the commitments of each of the Initial Lenders after giving effect to this Joinder Agreement are as set forth on Annex A (under the column entitled “Revised Commitment Percentage”) and (c) to appoint each of Barclays, CGMI, WF Bank and Wells Fargo Securities, LLC (“WF Securities”) and Barclays, CGMI, WF Bank and WF Securities each hereby agrees to act, as Additional Agents (each an “Additional Agent” and, collectively, the “Additional Agents”).

For purposes of this Joinder Agreement, (x) each of Barclays, CGMI and WF Bank shall be referred to herein as an “Additional Commitment Party”, (y) each of Barclays, CGMI and WF Securities shall be referred to herein as an “Additional Arranger” and (z) “Citi” shall mean CGMI, Citibank, N.A., Citigroup North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.

2. Agreement of Additional Agents to Be Bound; Titles; Etc. By execution hereof, the parties hereto agree that (a) Barclays hereby commits, upon the terms and conditions set forth in the Commitment Letter, to provide 20.0% of the entire principal amount of each of the Senior Secured Credit Facilities on a several, and not joint, basis, (b) Citi hereby commits, upon the terms and conditions set forth in the Commitment Letter, to provide 20.0% of the entire principal amount of each of the Senior Secured Credit Facilities on a several, and not joint, basis, (c) WF Bank hereby commits, upon the terms and conditions set forth in the Commitment Letter, to provide 20.0% of the entire principal amount of each of the Senior Secured Credit Facilities on a several, and not joint, basis and (d) each Additional Agent agrees to be and shall be bound by the terms and conditions, subject to all commitments and obligations, and entitled to all of the benefits of the “Initial Lender” (in the case of each Additional Commitment Party), the “Lead Arranger” (in the case of each Additional Arranger), a “Lender” (in the case of each Additional Commitment Party), an “Agent” (in the case of each Additional Agent) and an “Additional Agent” (in the case of each Additional Agent), in each case under the Commitment Letter as if each Additional Agent were originally a party thereto. Each Additional Arranger or their respective designated affiliates shall act as a joint lead arranger and joint bookrunner for the Senior Secured Credit Facilities.

For the avoidance of doubt, each reference to (1) “the Lead Arranger” or to DBSI or DB acting in such capacity (including references to “we”, “us” or “our” in the appropriate context) in the Commitment Letter shall be deemed to be references to “the Lead Arrangers”, including the Additional Arrangers (provided that, notwithstanding the foregoing, any reference in the Term Sheets to any matter that is subject to the agreement, consent, discretion or good faith belief of “the Lead Arranger” shall be deemed to be a reference to the agreement, consent, discretion or good faith belief (as applicable) of the “Administrative Agent”), (2) “the Initial Lender” or “Lender” or to DBNY or DB acting in such capacity (including references to “we”, “us” or “our” in the appropriate context) in the Commitment Letter shall be deemed to be references to “the Initial Lenders” or the “Lenders”, in each case, including the Additional Commitment Parties and (3) references to an “Agent”, an “Additional Agent” or to DBNY, DBSI or DB acting in any such capacity (including references to “we”, “us” or “our” in the appropriate context) in the Commitment Letter shall be deemed to include the Additional Agents. In addition, the parties hereto agree that the reference to the “Agents” appearing in clause (z) of the proviso to the second paragraph in Section 7 of the Commitment Letter shall be deemed to be a reference to the Agents in their capacities as Lead Arrangers and/or as Administrative Agent (as applicable).

It is understood and agreed that in any offering and marketing materials and presentations, including confidential information memoranda to be used in connection with the syndication of the Senior Secured Credit Facilities, (i) DBSI will have “left lead” placement in any and all marketing materials or other documentation used in connection with the Senior Secured Credit Facilities (and equivalent ranking for league table purposes) and (ii) the Additional Arrangers shall appear immediately to the right of DBSI (in alphabetical order) in any such offering and marketing materials and presentations in respect of the Senior Secured Credit Facilities. It is further understood that, other than as contemplated by the Commitment Letter (as amended by this Joinder Agreement), and as otherwise agreed to by you and us, no other titles may be given, or compensation paid, to lenders in respect of the Senior Secured Credit Facilities.

3. No Reliance; Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities. Each of the Additional Agents acknowledges that it has, independently and without any reliance upon DB, any other Lead Arranger or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Company and its subsidiaries, the Target and its subsidiaries and such other documents as it has deemed appropriate, made its own credit analysis and decision to provide a commitment and enter into this Joinder Agreement.

Each Additional Agent reserves the right to employ the services of its affiliates and branches in providing services contemplated by the Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to such Additional Agent in such manner as such Additional Agent and its affiliates may agree in their sole discretion. You acknowledge that (i) each Additional Agent may share with any of its affiliates and its and their Related Persons and such affiliates and Related Persons may share with such Additional Agent, any information related to the Transaction, the Borrowers, the Parent and the Target (and its and their respective subsidiaries and affiliates) or any of the matters contemplated by the Commitment Letter and (ii) each Additional Agent and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you, the Target or your or its affiliates may have conflicting interests regarding the transactions described herein or otherwise. The Additional Agents will not, however, furnish confidential information obtained from you by virtue of the transactions contemplated by the Commitment Letter or their other relationships with you to other persons (other than your affiliates). You also acknowledge that no Additional Agent has an obligation to use in connection with the Transaction, the Commitment Letter, the Fee Letter (as defined in the Commitment Letter and as same may be amended, supplemented or modified from time to time) or to furnish to you, confidential information obtained by such Additional Agent from other companies.

You acknowledge that each Additional Arranger is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each Additional Arranger and their respective affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrowers, the Acquired Business and your and their respective subsidiaries and other companies with which you, the Borrowers, the Acquired Business or your subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Additional Arranger or any of their respective affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

4. Choice of Law; Jurisdiction; Waivers. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement, whether in tort, contract (at law or in equity) or otherwise shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (and, for the avoidance of doubt, each of the Additional Agents hereby expressly acknowledges and agrees that it shall be subject to Section 11 of the Commitment Letter as a party thereto). The confidentiality, submission to jurisdiction and waiver of jury trial provisions contained in Sections 9, 12 and 13 of the Commitment Letter are incorporated herein by reference, mutatis mutandis.

5. Termination. The termination provision contained in Section 16 of the Commitment Letter is incorporated herein by reference, mutatis mutandis.

6. Effect; Amendments; Etc. Except as specifically amended by this Joinder Agreement, the Commitment Letter shall remain in full force and effect. This Joinder Agreement shall be construed in connection with and form part of the Commitment Letter, and any reference to any of the Commitment Letter shall be deemed to be a reference to the Commitment Letter, as amended by this Joinder Agreement. Each of the parties hereto agrees it will not disclose this Joinder Agreement or the contents hereof other than as disclosure of the Commitment Letter and the contents thereof as permitted by Section 9 of the Commitment Letter. This Joinder Agreement may not be amended or modified, or any provision hereof waived, except by an instrument in writing signed by the parties hereto. This Joinder Agreement, the Commitment Letter, the Fee Letter and any joinder agreement executed by the parties hereto with respect to the Fee Letter set forth the entire agreement between the parties hereto and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the matters herein and therein. This Joinder Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Joinder Agreement by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. This Joinder Agreement shall become effective as to each of the parties hereto on the date when each of the parties hereto has executed a counterpart hereof.

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Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathryn Burch
	Name:	Kathryn Burch
	Title:	Associate

By:	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Celine Catherin
	Name:	Celine Catherin
	Title:	Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

[Joinder to Project Coolidge Commitment Letter]

BARCLAYS BANK PLC

By:	/s/ Ian Palmer
	Name:	Ian Palmer
	Title:	Managing Director

[Joinder to Project Coolidge Commitment Letter]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Cole
	Name:	Thomas Cole
	Title:	Managing Director

[Joinder to Project Coolidge Commitment Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Walter W. Kruger III
	Name:	Walter W. Kruger III
	Title:	Vice President

[Joinder to Project Coolidge Commitment Letter]

Accepted and agreed to as of

the date first above written:

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Peter G. Edwards
	Name:	Peter G. Edwards
	Title:	Sr. Vice President & General Counsel

[Joinder to Project Coolidge Commitment Letter]

Annex A

Initial Lender	Original Committed Percentage	Revised Committed Percentage
DBNY	100.0%	40.0%
Barclays	0.0%	20.0%
CGMI, on behalf of Citi	0.0%	20.0%
WF Bank	0.0%	20.0%